Exhibit 99.1

For Immediate Release

January 23, 2007

Leesport Financial Corp. Announces Earnings for the Fourth Quarter and Full Year of 2006.

Wyomissing, PA: Leesport Financial Corp. (NASDAQ: FLPB) reported net income for the twelve months ended December 31, 2006 was $9,153,000, a 4.8% increase over net income of $8,731,000 for the same period in 2005.  Net income for the quarter ended December 31, 2006 was $2,276,000, a 5.3% decrease over net income of $2,403,000 for the same period in 2005.  Total revenue for the twelve months ended December 31, 2006 was $82,835,000 as compared to $74,518,000 for the same period in 2005, an 11.2% increase.  Total revenue for the quarter ended December 31, 2006 was $21,688,000 as compared to $19,902,000 for the same period in 2005, a 9.0% increase.

Robert D. Davis, President and Chief Executive Officer of Leesport Financial Corp. said, “While we recognized severance charges, stock-based compensation, and startup costs for our new commercial banking team which impacted our 4th quarter earnings, we nevertheless are pleased with the continuing improvement in the year over year earnings of the Company and look forward to continued growth.”

“Our annual earnings growth provides further validation of our diversified financial services strategy,” said Davis.  “With over 40% of our revenue derived through fees and commissions generated from our banking, insurance and wealth management businesses, we are unique within the financial services industry.”

“Our fourth quarter results reflect committing over $.01 in EPS related to the hiring of a new senior commercial banking team. These experienced Relationship Managers joined our Madison Bank division in December of last year, and are a reflection of our strategic commitment to expanding our presence in the Philadelphia suburban market.  We expect the incremental revenues associated with this new team to be fully accretive to our shareholders this calendar year.”

Included in the operating results for the twelve months ended December 31, 2006 were severance costs of approximately $594,000 resulting from the departure of the Company’s Chief Lending Officer and other internal departmental restructuring associated with the Company’s corporate-wide reorganization plan.  In addition to these severance costs, included in net income for the twelve months ended December 31, 2006 were approximately $95,000 in costs associated with closing a retail branch office.  Included in the operating results for the twelve months ended December 31, 2005 were severance costs of approximately $445,000 associated with the departure of the Company’s Chairman, President and Chief Executive Officer.  Included in the operating results for the quarter ended December 31, 2006 were severance costs of approximately $144,000 resulting from the departure of the Company’s Chief Lending Officer and other internal departmental restructuring associated with the Company’s corporate-wide reorganization plan.

Excluding the above-mentioned severance and branch closing costs, the net income and earnings per share results for the periods indicated were:

	For the Twelve Months Ended			For the Three Months Ended
	(unaudited)			(unaudited)
	December 31,	December 31,		December 31,	December 31,
	2006	2005		2006	2005

Reported Net Income	$9,153	$8,731		$2,276	$2,403

Charges:
Branch Closing	95	—		—	—
Severance Costs	594	445		144	—
Total Charges	689	445		144	—

Income tax effect	234	151		49	—

Net Impact of Charges	455	294		95	—

Net Income Adjusted	$9,608	$9,025		$2,371	$2,403

Increase (decrease) From December 31, 2005	6.5%			-1.3%

Basic Earnings Per Share	$1.71	$1.65	*	$0.42	$0.45	*
Adjusted Earnings Per Share	1.80	1.71	*	0.44	0.45	*

Diluted Earnings Per Share	$1.70	$1.63	*	$0.42	$0.45	*
Adjusted Diluted Earnings Per Share	1.78	1.69	*	0.44	0.45	*

*  References to per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

Net Interest Income

For the twelve months ended December 31, 2006, net interest income before the provision for loan losses increased 5.8% to $32,096,000 compared to $30,334,000 for the same period in 2005.  The increase in net interest income for the twelve months resulted from a 21.6% increase in total interest income to $61,617,000 from $50,653,000 and a 45.3% increase in total interest expense to $29,521,000 from $20,319,000.  For the three months ended December 31, 2006, net interest income before the provision for loan losses increased 1.9% to $8,112,000 compared to $7,960,000 for the same period in 2005.  The increase in net interest income for the three months resulted from a 19.7% increase in total interest income to $16,499,000 from $13,785,000 and a 44.0% increase in total interest expense to $8,387,000 from $5,825,000.

The increase in total interest income resulted from an increase in average earning assets for the twelve and three months ended December 31, 2006 of $75,147,000 and $81,220,000, respectively, due to strong growth in commercial loans and higher interest rates over the same period in 2005.

The increase in total interest expense for the twelve months ended December 31, 2006 resulted primarily from an increase in average interest-bearing deposits of $63,695,000 due to organic deposit growth and higher interest rates over the same period in 2005.  The increase in total interest expense for the three months ended December 31, 2006 resulted primarily from an increase in average short term borrowings and securities sold under agreements to repurchase of $28,433,000 and higher interest rates over the same period in 2005.

For the twelve months ended December 31, 2006, the net interest margin on a fully taxable equivalent basis was 3.71% as compared to 3.82% for the same period in 2005.  For the three months ended December 31, 2006, the net interest margin on a fully taxable equivalent basis was 3.59% as compared to 3.85% for the same period in 2005.  The decrease in net interest margin for the three and twelve months periods ended December 31, 2006 was due mainly to higher cost of wholesale funds fueled by increases in short-term interest rates over the same periods in 2005 offset by strong organic commercial loan growth and a disciplined approach to deposit pricing.

Net interest income after the provision for loan losses for the twelve and three months ended December 31, 2006 was $31,012,000 and $7,753,000, respectively, as compared to

$28,874,000 and $7,710,000, respectively, for the same periods in 2005, an increase of 7.4% and 0.6%, respectively.  The provision for loan losses for the twelve months ended December 31, 2006 was $1,084,000 compared to $1,460,000 for the same period in 2005.  The provision for loan losses for the three months ended December 31, 2006 was $359,000 compared to $250,000 for the same period in 2005.  Comparing December 31, 2005 to December 31, 2006, the decrease in the provision is due primarily to a decrease in total non-performing loans of $1,922,000 or 30.4%.  The decrease in total non-performing loans is primarily attributable to a decrease in non-accrual loans and loans past due 90 days or more.  As of December 31, 2006, the allowance for loan losses was $7,611,000 compared to $7,619,000 as of December 31, 2005, a decrease of 0.1%.  Management continues to evaluate and classify the credit quality of the loan portfolio utilizing qualitative and quantitative internal loan review protocol and has determined that the current allowance for loan losses is adequate.

Non-Interest Income

Total non-interest income for the twelve months ended December 31, 2006 decreased 11.1% to $21,218,000 compared to $23,865,000 for the same period in 2005.  Total non-interest income for the three months ended December 31, 2006 decreased 15.2% to $5,189,000 compared to $6,117,000 for the same period in 2005.

Net securities gains were $515,000 for the twelve months ended December 31, 2006 compared to $371,000 for the same period in 2005.  Net securities gains were $241,000 for the three months ended December 31, 2006 compared to $128,000 for the same period in 2005.  These gains are primarily from the planned sales of equity portfolio holdings.

For the twelve months ended December 31, 2006, revenue from commissions and fees from insurance sales decreased 3.1% to $11,269,000 compared to $11,634,000 for the same period in 2005.  For the three months ended December 31, 2006, revenue from commissions and fees from insurance sales increased 0.9% to $2,752,000 compared to $2,727,000 for the same period in 2005.  The decrease for the twelve months ended December 31, 2006 is mainly attributed to lower contingency income on insurance products offered through Essick & Barr, LLC, a wholly owned subsidiary of the Company.

For the twelve months ended December 31, 2006, revenue from mortgage banking activity decreased to $3,574,000 from $5,379,000, or 33.6%, for the same period in 2005.  For the three months ended December 31, 2006, revenue from mortgage banking activity decreased to $740,000 from $1,335,000, or 44.6%, for the same period in 2005.  The decrease was primarily due to the reduction of the gain realized on a declining volume of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through Philadelphia Financial Mortgage Company, a division of Leesport Bank.

For the twelve months ended December 31, 2006, revenue from brokerage and investment advisory commissions and fee activity decreased to $721,000 from $998,000, or 27.8%, for the same period in 2005.  For the three months ended December 31, 2006, revenue from brokerage and investment advisory commissions and fee activity decreased to $158,000 from $341,000, or 53.7%, for the same period in 2005.  The decrease is due primarily to a decrease in investment advisory service activity offered through Madison Financial Advisors, LLC, a wholly owned subsidiary of the Company.

For the twelve months ended December 31, 2006, service charges on deposits increased to $2,689,000 from $2,687,000, or 0.1%, for the same period in 2005.  The increase for the twelve months is due primarily to organic growth in deposits.  For the three months ended December 31, 2006, service charges on deposits decreased to $677,000 from $710,000, or 4.6%, for the same period in 2005.  The decrease for the three months is due primarily to lower core deposit balances.

For the twelve months ended December 31, 2006, earnings on investment in life insurance increased to $560,000 from $443,000, or 26.4%, for the same period in 2005.  The increase is due primarily to the purchase of $5 million additional bank owned life insurance (“BOLI”).

For the twelve months ended December 31, 2006, other income including gain on sales of loans decreased to $1,890,000 from $2,353,000, or 19.68%, for the same period in 2005.  For the three months ended December 31, 2006, other income including gain on sale of loans decreased to $448,000 from $834,000, or 46.28%, for the same period in 2005.  The decrease for the twelve and three months is due primarily to a decrease in gains on sales of SBA and USDA loans.

Non-Interest Expense

Total non-interest expense for the twelve months ended December 31, 2006 decreased 2.5% to $40,238,000 compared to $41,281,000 for the same period in 2005.  Total non-interest expense for the three months ended December 31, 2006 decreased 5.9% to $9,971,000 compared to $10,592,000 for the same period in 2005.

Salaries and benefits were $22,142,000 for the twelve months ended December 31, 2006, a decrease of 4.1% compared to $23,090,000 for the same period in 2005.  Salaries and benefits were $5,475,000 for the three months ended December 31, 2006, a decrease of 5.7% compared to $5,803,000 for the same period in 2005.  Included in salaries and benefits for the twelve months ended December 31, 2006 and 2005 were severance costs mentioned earlier of $594,000 and $445,000, respectively.  Included in salaries and benefits for the twelve and three months ended December 31, 2006 was stock-based compensation cost of $245,000 and $123,000, respectively.  The overall decrease in salaries and benefits for the comparative twelve and three month periods is primarily attributed to a reduction in staff as a result of the Company’s corporate-wide reorganization plan, as well as, a decrease in commissions paid on both mortgage origination activity through Philadelphia Financial Mortgage Company and investment advisory activity through Madison Financial Advisors.  Total commissions paid for the twelve months ended December 31, 2006 and 2005 were $2,324,000 and $3,638,000, respectively.  Total commissions paid for the three months ended December 31, 2006 and 2005 were $577,000 and $989,000, respectively.

For the twelve months ended December 31, 2006, occupancy expense and furniture and equipment expense increased to $7,106,000 from $6,989,000, or 1.7%, for the same period in 2005.  The increase is due primarily to costs associated with building repairs and maintenance.  For the three months ended December 31, 2006, occupancy expense and furniture and equipment expense decreased to $1,695,000 from $1,797,000, or 5.7%, for the same period in 2005.  The decrease is due primarily to a reduction in building lease expense.

Income Tax Expense

Income tax expense for the twelve months ended December 31, 2006 was $2,839,000, a 4.1% increase as compared to income tax expense of $2,727,000 for the twelve months ended December 31, 2005.  Income tax expense for the three months ended December 31, 2006 was

$695,000, a 16.5% decrease as compared to income tax expense of $832,000 for the three months ended December 31, 2005.  The effective income tax rate for the twelve months ended December 31, 2006 and 2005 was 23.7% and 23.8%, respectively.  The effective income tax rate for the three months ended December 31, 2006 and 2005 was 23.4% and 25.7%, respectively.  The decrease in the effective income tax rate for the twelve and three month periods is due primarily to tax exempt income remaining relatively flat while income before income taxes increased.

Earnings Per Share

Diluted earnings per share for the twelve months ended December 31, 2006 were $1.70 on average shares outstanding of 5,387,258, a 4.3% increase as compared to diluted earnings per share of $1.63 on average shares outstanding of 5,353,891 for the twelve months ended December 31, 2005.  Diluted earnings per share for the three months ended December 31, 2006 were $0.42 on average shares outstanding of 5,412,663, a 6.7% decrease as compared to diluted earnings per share of $0.45 on average shares outstanding of 5,374,044 for the three months ended December 31, 2005.  Share amounts and per share amounts reflect a 5% stock dividend distributed to shareholders on June 15, 2006.

Assets, Liabilities and Equity

Total assets as of December 31, 2006 were $1,041,632,000, an increase of 7.9% compared to December 31, 2005.  Total loans as of December 31, 2006 increased $110,539,000 to $764,783,000, and total deposits increased $43,109,000 to $702,839,000, respectively, compared to December 31, 2005.  Total loan and total deposit balances had increases of 16.9% and 6.5%, respectively.  Commercial loan balances as of December 31, 2006 increased 23.8% compared to December 31, 2005.  Total borrowings as of December 31, 2006 were $212,742,000, an increase of 7.0% as compared to December 31, 2005.

Shareholders’ equity increased as of December 31, 2006 to $102,130,000 from $94,756,000 at December 31, 2005, an increase of 7.8%.  Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, at December 31, 2006 of $2,526,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $3,143,000 at December 31, 2005.

Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products offered through Essick & Barr, LLC), investments (Securities offered through UVEST Financial Services, a registered independent broker/dealer, Member NASD/SIPC), wealth management, equipment leasing, and title insurance services throughout Southeastern Pennsylvania.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	Quarter Ended Balances
	December 31,	December 31,
	2006	2005
	(unaudited)
Assets
Investment securities and interest bearing cash	$168,048	$188,782
Mortgage loans held for sale	5,582	16,556
Loans:
Commercial loans	592,026	478,301
Consumer loans	132,685	134,069
Mortgage loans	40,072	38,454
Other	—	3,420
Total loans	$764,783	$654,244

Earning assets	$938,413	$859,582
Total assets	1,041,632	965,752

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	108,549	115,978
NOW, money market and savings	290,857	284,402
Time deposits	303,433	259,350
Total deposits	$702,839	$659,730

Federal funds purchased	$82,105	$66,230
Securities sold under agreements to repurchase	90,987	69,455

Long-term debt	19,500	43,000
Junior subordinated debt	20,150	20,150
Shareholders’ equity	$102,130	$94,756

Actual shares outstanding	5,386,355	5,314,561	*
Book value per share	$18.96	$17.83	*

	Asset Quality Data
	For the Year Ended
	December 31,	December 31,
	2006	2005
	(unaudited)
Non-accrual loans	$3,989	$5,567
Loans past due 90 days or more	93	606
Renegotiated troubled debt	319	150
Total non-performing loans	4,401	6,323
Other real estate owned	858	87
Total non-performing assets	$5,259	$6,410

Loans outstanding at end of period	$764,783	$654,244
Allowance for loan losses	7,611	7,619

Net charge-offs to average loans (annualized)	0.16%	0.18%

Allowance for loan losses as a percent of total loans	1.00%	1.16%

Allowance for loan losses as percent of total non-performing loans	172.94%	120.50%

*  References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances		Average Balances
	For the Three Months Ended		For the Twelve Months Ended
	(unaudited)		(unaudited)
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Assets
Investment securities and interest bearing cash	$170,858	$186,688	$180,258	$183,720
Mortgage loans held for sale	4,449	14,622	8,450	14,562
Loans:
Commercial loans	574,204	467,434	527,848	448,164
Consumer loans	135,199	135,688	135,508	129,466
Mortgage loans	39,856	38,584	39,434	40,244
Other	—	330	—	195
Total loans	$749,259	$642,036	$702,790	$618,069

Earning assets	$924,566	$843,346	$891,498	$816,351
Goodwill and intangible assets	43,428	44,088	43,665	44,173
Total assets	1,026,863	945,836	993,563	917,699

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	106,734	110,545	111,759	111,525
NOW, money market and savings	294,933	283,779	290,921	277,700
Time deposits	302,066	243,860	288,644	238,404
Total deposits	$703,733	$638,184	$691,324	$627,629

Short term borrowings	$78,785	$65,005	$67,192	$59,611
Securities sold under agreements to repurchase	86,868	72,215	71,809	56,005

Long-term debt	23,239	43,000	34,038	50,214
Junior subordinated debt	20,150	20,150	20,150	20,150
Shareholders’ equity	$101,102	$95,102	$97,549	$93,263

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended			For the Twelve Months Ended
	(unaudited)			(unaudited)
	December 31,	December 31,		December 31,	December 31,
	2006	2005		2006	2005
Interest income	$16,499	$13,785		$61,617	$50,653
Interest expense	8,387	5,825		29,521	20,319
Net interest income	8,112	7,960		32,096	30,334
Provision for loan losses	359	250		1,084	1,460
Net Interest Income after provision for loan losses	7,753	7,710		31,012	28,874

Securities gains, net	241	128		515	371
Commissions and fees from insurance sales	2,752	2,727		11,269	11,634
Mortgage banking activities	740	1,335		3,574	5,379
Brokerage and investment advisory commissions and fees	158	341		721	998
Service charges on deposits	677	710		2,689	2,687
Earnings on investment in life insurance	173	42		560	443
Other income	448	834		1,890	2,353
Total non-interest income	5,189	6,117		21,218	23,865

Salaries and employee benefits	5,475	5,803		22,142	23,090
Occupancy expense	1,071	1,126		4,465	4,466
Furniture and equipment expense	624	671		2,641	2,523
Other operating expense	2,801	2,992		10,990	11,202
Total non-interest expense	9,971	10,592		40,238	41,281
Income before income taxes	2,971	3,235		11,992	11,458
Income taxes	695	832		2,839	2,727
Net income	$2,276	$2,403		$9,153	$8,731

Per Share Data:
Basic average shares outstanding	5,369,135	5,323,428	*	5,342,348	5,291,466	*
Diluted average shares outstanding	5,412,663	5,374,044	*	5,387,258	5,353,891	*
Basic earnings per share	$0.42	$0.45	*	$1.71	$1.65	*
Diluted earnings per share	0.42	0.45	*	1.70	1.63	*
Cash dividends per share	0.19	0.17	*	0.73	0.67	*

Profitability Ratios:
Return on average assets	0.88%	1.01%		0.92%	0.95%
Return on average shareholders’ equity	8.93%	10.02%		9.38%	9.36%
Return on average tangible equity (equity less goodwill and intangible assets)	15.66%	18.69%		16.99%	17.79%
Net interest margin (fully taxable equivalent)	3.59%	3.85%		3.71%	3.82%
Effective tax rate	23.39%	25.72%		23.67%	23.80%

*  References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	December 31,	December 31,
	2006	2005
Assets
Cash and due from banks	$21,084	$29,063
Interest-bearing deposits in banks	751	68
Total cash and cash equivalents	21,835	29,131

Mortgage loans held for sale	5,582	16,556
Securities available for sale	164,180	182,541
Securities held to maturity	3,117	6,173
Loans, net of allowance for loan losses 12/2006 - $7,611; 12/2005 - $7,619	757,172	646,625
Premises and equipment, net	6,941	7,811
Identifiable intangible assets	4,514	5,150
Goodwill	39,189	38,814
Bank owned life insurance	17,190	11,703
Other assets	21,912	21,248
Total assets	$1,041,632	$965,752

Liabilities And Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$108,549	$115,978
Interest bearing	594,290	543,752
Total deposits	702,839	659,730
Securities sold under agreements to repurchase	90,987	69,455
Federal funds purchased	82,105	66,230
Long-term debt	19,500	43,000
Junior subordinated debt	20,150	20,150
Other liabilities	23,921	12,431
Total liabilities	939,502	870,996

Shareholders’ Equity
Common stock, $5.00 par value ; Authorized 20,000,000 shares; 5,454,589 shares issued at December 31, 2006 and 5,111,178 shares issued at December 31, 2005	27,273	25,556
Surplus	58,733	52,581
Retained earnings	20,302	20,790
Accumulated other comprehensive loss	(2,526)	(3,143)
Treasury stock; 68,234 shares at December 31, 2006 and 49,691 shares at December 31, 2005, at cost	(1,652)	(1,028)
Total shareholders' equity	102,130	94,756
Total liabilities and shareholders' equity	$1,041,632	$965,752

SELECTED HIGHLIGHTS

Cash Dividends Declared

4th Qtr. 2005	$0.17	*
1st Qtr. 2006	$0.17	*
2nd Qtr. 2006	$0.18
3rd Qtr. 2006	$0.19
4th Qtr. 2006	$0.19

Common Stock (FLPB)

Quarterly Closing Price

12/31/2005	$22.86	*
03/31/2006	$24.74	*
06/30/2006	$23.00
09/30/2006	$22.78
12/31/2006	$23.91

*  References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2006	2005		2006	2005
Interest Income
Interest and fees on loans	$14,449	$11,700		$52,971	$42,646
Interest on securities:
Taxable	1,728	1,783		7,202	6,697
Tax-exempt	156	183		790	723
Dividend income	160	139		636	566
Other interest income	6	(20)		18	21
Total interest income	16,499	13,785		61,617	50,653

Interest Expense
Interest on deposits	5,665	3,815		20,141	13,525
Interest on short-term borrowings	1,077	704		3,507	2,118
Interest on securities sold under agreements to repurchase	929	524		2,847	1,487
Interest on long-term debt	200	371		1,174	1,642
Interest on junior subordinated debt	516	411		1,852	1,547
Total interest expense	8,387	5,825		29,521	20,319

Net interest income	8,112	7,960		32,096	30,334
Provision for loan losses	359	250		1,084	1,460
Net interest income after provision for loan losses	7,753	7,710		31,012	28,874

Other income:
Customer service fees	677	710		2,689	2,687
Mortgage banking activities, net	740	1,335		3,574	5,379
Commissions and fees from insurance sales	2,752	2,727		11,269	11,634
Broker and investment advisory commissions and fees	158	341		721	998
Earnings on investment in life insurance	173	42		560	443
Gain on sale of loans	70	275		102	676
Gain on sales of securities	241	128		515	371
Other income	378	559		1,788	1,677
Total other income	5,189	6,117		21,218	23,865

Other expense:
Salaries and employee benefits	5,475	5,803		22,142	23,090
Occupancy expense	1,071	1,126		4,465	4,466
Furniture and equipment expense	624	671		2,641	2,523
Marketing and advertising expense	347	377		1,354	1,577
Identifiable intangible amortization	157	160		636	640
Professional services	356	630		1,257	1,728
Outside processing expense	801	745		2,981	2,741
Insurance expense	51	163		500	630
Other expense	1,089	917		4,262	3,886
Total other expense	9,971	10,592		40,238	41,281

Income before income taxes	2,971	3,235		11,992	11,458
Income taxes	695	832		2,839	2,727
Net income	$2,276	$2,403		$9,153	$8,731

Per Share Data
Average shares outstanding	5,369,135	5,323,428	*	5,342,348	5,291,466	*
Basic earnings per share	$0.42	$0.45	*	$1.71	$1.65	*
Average shares outstanding for diluted earnings per share	5,412,663	5,374,044	*	5,387,258	5,353,891	*
Diluted earnings per share	$0.42	$0.45	*	$1.70	$1.63	*
Cash dividends declared per share	$0.19	$0.17	*	$0.73	$0.67	*

*  References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

Leesport Financial Corp.

Leesport Bank

•                  Madison Bank

•                  Philadelphia Financial Mortgage

•                  Madison Equipment Leasing

Essick & Barr LLC

•                  Essick & Barr Insurance

•                  The Boothby Group

•                  Madison Insurance Consultants

Madison Financial Advisors LLC

Leesport Realty Solutions LLC

Leesport Mortgage LLC

For additional information, contact:

Edward C. Barrett

Chief Financial Officer

610.478.9922 x251

ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.